Exhibit 10.75

STANDALONE SERVICES AGREEMENT

Veranex Project ID: OG15162_PD_OP26261_RevB

This Standalone Services Agreement (the “Agreement”), effective as of the date of last signature hereto (“Effective Date”), is between Nanovibronix Inc., a New York corporation with a place of business at 969 Pruitt Avenue, Tyler, Texas 77569 (“Client”), and Veranex, Inc., a Delaware corporation with a principal place of business at 5420 Wade Park Blvd, Suite 204, Raleigh, NC 27607 (together with its Affiliates, “Veranex”). Client and Veranex may hereafter each be respectively referred to as a “Party” and collectively as the “Parties.”

1.	SERVICES

1.1.	Services. Subject to this Agreement, Veranex will provide to Client research and development services, as detailed in Appendix A (the “Services”).

1.2.	Estimated Timeline. Veranex will perform the Services detailed in this Agreement in accordance with the estimated Timeline attached hereto as Appendix B (the “Project Timeline”) and incorporated herein by reference. The Parties hereby agree that this Project Timeline serves as an estimation for the completion of Services as indicated below and may be subject to change. Should the need to alter the Project Timeline arise, the Parties will confer in good faith to determine any necessary adjustments. If the Parties cannot agree in good faith, then, subject to Section 4.1, Client has the right to terminate this Agreement by providing written notice, in which event Veranex will promptly repay to Client any unexpended portion of the Fee or Expenses as of the date of termination (the “Termination Repayment”) and Client shall have no further financial obligation hereunder except those obligations detailed in Section 4.1.

1.3.	Use of Affiliates. Client agrees that Veranex may utilize the services of its Affiliates without prior approval of Client. “Affiliate” shall be defined as any corporation, firm, partnership, or other entity that directly or indirectly controls, is controlled by, or is under common control with a Party where the controlling party has at least 50% of the voting power. With Client’s approval, Veranex will engage Vendors to perform the relevant Services. “Vendor” shall be defined as a third-party used to conduct some elements of the Services under this Agreement. Should the Vendor be selected and contracted by Veranex, Veranex will be responsible for and manage the performance of its Affiliates and any such Vendor. Notwithstanding the foregoing, in the event that Client selects a Vendor and directs Veranex to utilize such Vendor, then, except as set forth in the next sentence, Veranex will have no responsibility, whether legal or financial, for the acts or omissions of such a Vendor. Veranex agrees to interact responsibly with such Vendor and to notify Client promptly if Veranex becomes aware that any such Vendor is acting or failing to act in a manner that causes Veranex to be in breach hereof. Vendors selected by Client shall be qualified by Client, at Client’s expense, and the results of any qualification audit of the Client-selected Vendor will be provided to Veranex.

2.	FEES; PAYMENT

2.1.	Fee Estimates. Veranex’s estimated costs for Services under this Agreement is detailed in Appendix C (the “Fee”) attached hereto and incorporated herein by reference. Client acknowledges and agrees that Veranex will use its best judgement in providing the Fee, but it is subject to change. In the event Veranex determines that the current Fee is no longer accurate (due to changing assumptions or facts, unforeseen development deviations, Client changes in scope, etc.) it will communicate with Client in a timely manner and the Parties will work together in good faith to execute a dually-signed amendment, revising the Agreement as soon as reasonably possible (“Amendment”) ; provided however, that in the event the Parties cannot agree to an Amendment within sixty (60) days from the initiation of such effort, Veranex may stop providing Services under this Agreement until an agreement is reached or either Party terminates this Agreement according to the terms set forth herein, and Client has the right to terminate this Agreement by providing written notice, subject to Section 4.1, in which event Veranex will promptly repay to Client the Termination Repayment and Client shall have no further financial obligation hereunder, except those obligations detailed in Section 4.1.

2.2.	Payment. Payment is due forty five (45) days from the date of the invoice. If full payment is not made in compliance with this Agreement, Client may be assessed a late charge equal to 1.5% of the unpaid amount per month, or the maximum limit permitted by law, whichever is less. In the event of a payment delinquency longer than forty-five (45) days past the original due date, Veranex reserves the right to suspend any Services provided under this Agreement. Veranex’s reasonable out of pocket and other expenses (“Expenses”) will be invoiced as incurred; provided that no single expense or series of related expenses in excess of $1000 may be incurred without Client’s prior written consent not to be unreasonably withheld. Client is responsible for payment of any taxes on the Services (other than income taxes), and Veranex will include such taxes in the invoices as appropriate.

3.	SUBCONTRACTORS

3.1.	Veranex Use of Subcontractors. “Subcontractors” shall be defined as a third-party used to conduct some elements of the Services hereunder. With Client’s prior approval, Veranex will engage Subcontractors to perform the relevant Services. For clarity, Affiliates of Veranex are not considered Subcontractors for purposes of this Agreement and can be utilized to perform Services without prior approval of Client. Veranex will remain responsible for the acts and omissions of its Affiliates and its authorized and approved Subcontractors performing Services hereunder.

3.2.	Client Selected Subcontractors. In the event that Client selects a Subcontractor and directs Veranex to utilize such Subcontractor (a “Client Selected Subcontractor”), then, except as set forth in the next sentence, Veranex will have no responsibility, whether legal or financial, for the acts or omissions of such a Client Selected Subcontractor. Veranex agrees to interact responsibly with such Client Selected Subcontractor and to notify Client promptly if Veranex becomes aware that any such Client Selected Subcontractor is acting or failing to act in a manner that causes Veranex to be in breach hereof. Client Selected Subcontractors shall be qualified by Client, at Client’s expense, and the results of any qualification audit of the Client selected Subcontractors will be provided to Veranex.

4.	TERM AND TERMINATION

4.1.	Client Termination. Client may terminate this Agreement at any time, for any reason or no reason, with or without cause, upon sixty (60) days prior written notice. Veranex reserves and assigns personnel to projects based upon skill sets and projected needs and timelines and may not be able to reassign such personnel to another project in a short period of time. Therefore, except as set forth in the next sentence, upon termination of this Agreement by Client, Client shall pay Veranex (a) for all authorized Services provided and all authorized expenses incurred up to the effective date of termination but excluding any payment for non-hourly services after the date of the termination notice; (b) for reasonable mutually agreed upon Services for winding down this Agreement after the termination notice; and (c) for all expenses and purchases reasonably made on behalf of the Client prior to or after the effective date of termination that could not be cancelled but only to the extent not already reflected as set forth in subsections (a) or (b) above. If Client terminates this Agreement on account of Veranex’s breach hereof, then Client will only pay for Services properly performed prior to termination; provided that any such payment shall not be construed as limiting any claim Client may assert for damages arising from any such breach by Veranex; and further provided that any funds previously paid to Veranex in excess of that amount, including the initial payment described in Appendix D will be promptly returned to Client without deduction or offset.

4.2.	Veranex Termination. Veranex may terminate any SOW or this Agreement at any time, upon sixty (60) days prior written notice to Client for (a) repeated late payments by Client; (b) deterioration of or repeated difficulties in the Client relationship wherein no resolution has been reached and Veranex no longer feels that it can adequately and satisfactorily provide Services; and/or (c) repeated requests by Client to remove or replace team members performing Services or abusive conduct by Client towards any employees, staff, or team members of Veranex

4.3.	Either Party Termination. Either Party (the “Terminating Party”) may terminate this Agreement immediately by written notice to the other Party (the “Other Party”) if: (a) the Other Party discloses in writing its inability to pay its debts as they come due; (b) the Other Party admits in writing its inability to perform its duties under this Agreement; (c) the Other Party seeks protection from its creditors under the bankruptcy laws; (d) a trustee or receiver is appointed over the Other Party’s assets; (e) an involuntary petition in bankruptcy is filed against the Other Party but not removed within sixty (60) days; or (f) the Terminating Party reasonably believes based on advice of legal counsel that continued performance of the Services under this Agreement could constitute a potential or actual violation of legal, regulatory, ethical, or other applicable standards and the Other Party does not respond to a written request responding to such belief in a manner that allays the concerns of such legal counsel.

5.	OWNERSHIP; ACCEPTANCE

5.1.	Ownership Generally. All deliverables (including those specified in Appendix A hereto), reports, designs, information, inventions, trade secrets, hardware, software, and other work product developed by Veranex for the Client pursuant to this Agreement and directly linked to Client materials (collectively, the “Work Product”), together with any and all intellectual property rights, including without limitation all copyright, patent, trademark and trade secret interests (“Intellectual Property”), shall be the property of Client whether the Services to be performed are completed or not. If and to the extent Veranex retains any interest in the Work Product (in whole or in part), Veranex hereby grants, assigns and transfers to Client all right, title and interest in and to such Work Product, and all intellectual property rights therein, including without limitation all patent, copyright, trademark, trade secret and other proprietary rights, the right to make and distribute derivative works thereof and the right to all claims for past infringement thereof, and the right to make any modifications, adjustments or additions thereto. Veranex hereby expressly waives any droit moral or similar rights to object to any such modifications, adjustments or additions. Veranex shall ensure that, at no cost to Client, all of Veranex’s Affiliates and employees that contribute to any Work Product will do so consistent with the rights granted to Client hereunder. Veranex will establish contracts with all Veranex-selected Vendors, Veranex-selected subcontractors, and Veranex-selected Independent Contractors which will contain provisions in line with the terms of this Agreement and consistent with the provisions of this section, reasonably enabling the licensing of Veranex-selected Vendors’, Veranex-selected subcontractors’, and Veranex-selected Independent Contractors’ intellectual property should such licensing be needed in exploitation of the Work Product hereunder. Veranex hereby (a) irrevocably assigns to Client all rights, title, and interest to Work Product, and (b) agrees to execute all documents necessary to implement and confirm the letter and intent of this Section. The Work Product is deemed to be Client’s Confidential Information hereunder and, except as permitted herein, shall not be used or disclosed by Veranex without Client’s express written approval.

5.2.	Veranex Intellectual Property. Notwithstanding the foregoing, Veranex shall retain ownership of, and the right to reuse: (i) underlying, pre-existing code; (ii) programming and/or components; (iii) works and elements (such as tooling code, scripts, tools, subroutines, algorithms and plug-ins); and (iv) related know-how incorporated in the Work Product, as well as enhancements and/or modifications to the foregoing and any intellectual property developed by Veranex (collectively, the “Veranex Intellectual Property”). Notwithstanding the foregoing, nothing in this Agreement shall be interpreted as a representation or warranty that the Work Product is free and clear of any third-party rights that may be asserted with respect to any components of the Work Product that were sourced by Client. For the avoidance of doubt, Veranex Intellectual Property is not Work Product.

5.3.	Veranex Technology. If the Client receives any access to any Veranex provided (directly or indirectly) information systems, tools, software, or other technology related to the Services (“Veranex Technology”), Client shall ensure that it (and its employees and contractor personnel) access and use the same (a) only for the purposes and for the duration specified or contemplated in this Agreement, and (b) only in accordance with the specified security requirements and other accompanying documentation and instructions provided by Veranex. Client shall ensure that all such personnel maintain the confidentiality and security of their associated, assigned and/or generated login credentials. Client shall not (nor permit others to) reverse engineer, decompile, or disassemble or otherwise attempt to discover any source code or interfaces or programming elements related to Veranex technology unless such activity is expressly permitted under applicable law to achieve interoperability and Client has provided Veranex with reasonable advance notice, an opportunity to provide information related to the same and Veranex in its discretion, has not made such information available. No license to Veranex Technology will be granted to Client.

5.4.	License. Subject to Client’s compliance with this Agreement and any limitations set forth in this Section 5.4 below, to the extent Veranex Intellectual Property is incorporated into or are vital for the interpretation or exploitation of Work Product provided under this Agreement (“Veranex Included Property”), Veranex grants a perpetual, royalty free, non-exclusive, world-wide license to use (but not to sell) such Veranex Included Property for the sole purpose of commercialization if and to the limited extent such commercialization is not reasonably possible without such license (the “Purpose”). Such license is assignable and sublicensable solely for the Purpose to the extent necessary for a third party or in connection with the sale of all or substantially all of Client’s equity or assets. Such license does not extend to any Veranex Technology accessed by Client pursuant to Section 5.3 above unless otherwise expressly stated herein. Notwithstanding the above, Client agrees not to transfer, license, or sublicense any Veranex Included Property independent of its embodiment in any Work Product being utilized by Client for the purposes set forth above.

6.	CONFIDENTIALITY

6.1.	Non-Disclosure Generally. Both Parties agree to hold in confidence and to not disclose any confidential or proprietary information disclosed by the other Party (whether in writing, verbally or in any other medium), including but not limited to the following types of information: trade secrets, proprietary, methods, technical, developmental, operating, financial, performance, cost, pricing, proposals, know-how, process, Client and prospect information, and all samples, models, reports, tables, data and prototypes containing or disclosing such information (“Confidential Information”). Veranex agrees to treat the Work Product as the Confidential Information of Client. Confidential Information shall only be used by the recipient for the purposes of carrying out its obligations hereunder, and Veranex will ensure that its Affiliates, Subcontractors, and Vendors are similarly bound by confidentiality obligations. Each Party warrants that they have the rights to any materials or Confidential Information disclosed by them to the other Party.

6.2.	Exceptions. Confidential Information does not include information: (i) generally available to or known to the public other than as a result of a breach of this Agreement by a Party; (ii) previously known to the recipient prior to disclosure, as supported by competent written documentation; (iii) independently developed by the recipient outside the scope of this Agreement, and without use of or reference to the disclosing Party’s Confidential Information, as supported by competent written documentation; or (iv) lawfully disclosed by a third party without any obligations of confidentiality. The recipient may disclose Confidential Information if required to do so as a matter of law, regulation or court order, provided that: (I) the recipient shall use all reasonable efforts to provide the disclosing Party with prompt prior notice of such disclosure when legally permissible; and (II) the recipient shall disclose only that portion of the Confidential Information that is legally required to be furnished.

6.3.	No Publicity. Neither Party shall (i) make any public disclosure regarding the relationship contemplated by this Agreement, or (ii) use the name, likeness, logo or other Intellectual Property of the other Party, without the express written permission of such other Party.

6.4.	Equitable Relief. Each of the Parties hereto acknowledges that in the event of a breach of Section 5, this Section 6, and/or Section 14.12, the aggrieved Party may be without an adequate remedy at law. Each of the Parties therefore agrees that in the event of such a breach hereof the aggrieved Party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach hereof. By seeking or obtaining any such relief, the aggrieved Party will not be precluded from seeking or obtaining any other relief to which it may be entitled.

7.	INDEMNIFICATION

7.1.	Veranex. Veranex agrees to indemnify, defend, and hold harmless Client for any damages, costs, or losses that are suffered as a result of or in connection with any claim, proceeding, or suit brought by a third-party arising out of or related to (i) a claim that Client’s use of any materials provided by Veranex infringes the Intellectual Property rights of a third party; (ii) Veranex’s breach of this Agreement; (iii) Veranex’s violation of any applicable law or the rights of any third party; and (iv) Veranex’s negligence or willful misconduct.

7.2.	Client. Client agrees to indemnify, defend, and hold harmless Veranex for any damages, costs, liabilities, or losses that are suffered as a result of or in connection with any claim, proceeding, or suit brought by a third-party arising out of or related to (i) the use of the Services or Work Product by the Client; (ii) a claim that Client’s provision of or Veranex’s use of any materials provided to Veranex infringes the Intellectual Property rights of a third party; (iii) Client’s breach of this Agreement; (iv) Client’s violation of any applicable law or the rights of any third party; and (v) Client’s negligence or willful misconduct.

7.3.	Shipping Terms. All Work Product (together with any other deliverable to Client) shall be shipped Free on Board from Veranex’s location. As such, (i) the title to any Work Product or Deliverable that is shipped passes upon Veranex’s delivery to the carrier, (ii) risk of loss passes to Client upon such delivery, and (iii) the carrier is a vendor of Client not Veranex.

8.	LIMITATION ON LIABILITY; DAMAGES

8.1.	Disclaimer. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, VERANEX MAKES NO WARRANTIES OR REPRESENTATIONS IN CONNECTION WITH THIS AGREEMENT OR THE SERVICES PROVIDED HEREUNDER AND DISCLAIMS ALL OTHER WARRANTIES, INCLUDING, WITHOUT LIMITATION, MERCHANTABILITY, QUALITY, ACCEPTANCE BY ANY REGULATORY AUTHORITY, FITNESS FOR A PARTICULAR PURPOSE OR USE, AND ANY WARRANTIES ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OR TRADE. VERANEX MAKES NO REPRESENTATIONS OR WARRANTIES ABOUT THE RESULTS OF THE SERVICES, NOR DOES IT MAKE ANY REPRESENTATIONS OR WARRANTIES ABOUT THE LEGALITY OR PROPRIETY OF THE USE OF THE SERVICES FOR ANY SPECIFIC PURPOSE. VERANEX IS NOT RESPONSIBLE FOR THE LOSS OF DATA OR THE LOSS OF ANY USE OF CLIENT’S COMPUTER OR NETWORK SYSTEMS RESULTING FROM ITS PERFORMANCE UNDER THIS AGREEMENT OR CLIENT’S USE OF VERANEX PRODUCTS.

8.2.	Limitation on Liability. IN NO EVENT AND TO THE FULLEST EXTENT PERMISSIBLE BY APPLICABLE LAW, BUT IN ANY CASE EXCLUDING PERSONAL INJURY CLAIMS (WHETHER ARISING UNDER INDEMNITY OR OTHERWISE) SHALL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL, CONSEQUENTIAL, COMPENSATORY, INDIRECT, PUNITIVE, EXEMPLARY OR SPECIAL DAMAGES, ANY LOSS OF PROFITS (WHETHER DIRECT OR INDIRECT), BUSINESS, OR GOODWILL OR WASTED EXPENDITURE OF EITHER PARTY OR ANY THIRD PARTY, INCLUDING ANY SUCH LOSS, DAMAGE, OR WASTE RELATED TO THIS AGREEMENT, THE SERVICES, OR THE WORK PRODUCT PROVIDED HEREUNDER, REGARDLESS OF THE NATURE OF THE CLAIM INCLUDING TORT (INCLUDING NEGLIGENCE AND BREACH OF STATUTORY DUTY), MISREPRESENTATION, REPRESENTATION, RESTITUTION, DELAY, FAILURE TO PERFORM, OR ANY OTHER THEORY OF LIABILITY EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING LIMITATIONS APPLY EVEN IF THE LOSS, COST, DAMAGE OR WASTE WAS FORESEEABLE OR IN THE CONTEMPLATION OF EITHER PARTY. OR IF THERE IS ANY FAILURE OF ESSENTIAL PURPOSES OF ANY LIMITED REMEDY. The Parties agree that the following will not automatically constitute indirect damages under this Agreement: (a) costs and expenses of developing, implementing and carrying out a work-around or other remediation in respect of a failure to provide the Services or any part thereof or a failure to provide them in accordance with the terms hereof; (b) costs and expenses of replacing lost, stolen or damaged equipment, software, and other materials; (c) cover damages, including the costs and expenses incurred to procure the Services or corrected Services from an alternate source, to the extent in excess of Veranex’s charges under this Agreement; (d) fines, penalties, sanctions, interest or other monetary remedies imposed by a governmental body or regulatory agency or standards organization for failure to comply with applicable laws; and (e) costs and expenses incurred as a result of a breach by Veranex of any data privacy provision of this Agreement or applicable law, including, without limitation, costs of notifications, costs of reasonable mitigation for affected data subjects or consumer protection services, reasonable attorneys’ fees, any governmental fines or penalties, and forensic investigation or similar services related to a data breach. Nothing in the foregoing shall be construed to mean that a Party hereunder is automatically entitled to any award of damages for any of the listed (a) through (e) above. The intent of this provision is solely to limit a Party’s right to asserting that any damages resulting from any of the listed (a) through (e) are solely construed as indirect damages and therefore capped as such in line with the provisions of this Section. Any direct damages will continue to be capped under the terms outlined in Section 8.3.

8.3.	Cap on Liability. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT AND TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW BUT IN ANY CASE EXCLUDING PERSONAL INJURY CLAIMS (WHETHER ARISING UNDER INDEMNITY OR OTHERWISE); THE MAXIMUM AGGREGATE LIABILITY OF VERANEX AND ITS AFFILIATES, COLLECTIVELY, TO CLIENT IN CONTRACT, TORT (INCLUDING NEGLIGENCE, BREACH OF STATUTORY OR OTHER DUTY), MISREPRESENTATION, REPRESENTATION, RESTITUTION, DELAY, FAILURE TO PERFORM, CLAIMS UNDER THE INDEMNITIES OR OTHERWISE UNDER ANY THEORY OF LIABILITY, SHALL NOT EXCEED TWO TIMES THE AMOUNT OF THE FEES PAID UNDER THIS AGREEMENT. THE FOREGOING LIMITATIONS APPLY IRRESPECTIVE OF ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

9.	DATA PROTECTION AND PRIVACY

The Parties shall comply with their respective obligations under any applicable law, regulation, or other legal requirement relating to the privacy and security of Personal Information (as defined below) of an identifiable natural person, processed under this Agreement. As necessary, the Parties will enter into a separate Data Processing Agreement. “Personal Information” shall mean information relating to an identified or identifiable person, which may be further defined by local or regional laws.

10.	INSURANCE

Client and Veranex shall obtain and maintain, during the provision of any services, comprehensive general liability insurance in amounts sufficient to support its obligations hereunder and to support the services provided, workers’ compensation insurance as required by applicable law; and any other applicable coverage required by law, rule, or regulation or as agreed by the parties. All insurance policies will be with insurance companies rated A-VII or better. Insurance may be provided on a claims-made basis (except for workers compensation and employer liability) and all insurance shall be active prior to the date that any work will be performed pursuant to this Agreement. If any policies or coverage are cancelled or materially altered, the insured Party shall provide at least thirty (30) days prior written notice to the other Party. Any failure on the part of a Party to have adequate coverage limits will not reduce that Party’s liability to the other Party.

11.	AUDITS AND INSPECTIONS

11.1.	Audits by Client. During the term of this Agreement, representatives of Client who are not competitors of Veranex and are bound by obligations of confidentiality protecting any Confidential Information disclosed, shall be permitted to examine the following materials, at a reasonable time during normal business hours, for routine audits once per each twelve (12) month period and only upon written notice to Veranex of at least sixty (60) days: (a) the facilities where Services are being conducted; (b) documentation directly related to the Services performed under this Agreement; and (c) information needed to demonstrate the Services are being performed in compliance with this Agreement, and applicable laws, rules, and regulations. Notwithstanding the above, for cause audits may be conducted upon ten (10) days prior written notice.

11.2.	Regulatory Inspections. During the term of this Agreement, regulatory authorities are permitted to examine: (a) the facilities where Services are being conducted; (b) documentation directly related to the Services performed under this Agreement; and (c) information needed to demonstrate the Services are being performed in compliance with this Agreement, and applicable laws, rules, and regulations. Each Party will notify the other in writing within seventy-two (72) hours if a regulatory authority schedules or otherwise begins to conduct an inspection related to the Services rendered under this Agreement. If there is a finding pertaining to this Agreement, if permitted by the regulatory authority, Veranex will provide copies of the applicable inspection report to Client, subject to reasonable redaction to protect the confidentiality of any third-party information.

12.	COMPLIANCE

Veranex will provide Services in accordance with the terms and conditions of this Agreement and reasonable written instructions of Client. The Parties agree at all times to comply with all applicable laws, rules, regulations, ordinances, guidance and industry codes of practice, legislation, and recognized and applicable ethical principles including but not limited to: (i) ICH Harmonized Tripartite Guidelines for Good Clinical Practice E6 (“GCP”), current version, and any other requirements as specified in directive 2001/20/EC and Good Manufacturing Practices (GMP); (ii) the Food, Drug and Cosmetic Act and any relevant regulations thereto; (iii) all applicable Anti-Bribery Laws, including the UK Bribery Act of 2010 and the US Foreign Corrupt Practices Act of 1977 as amended; (iv) any applicable laws including employment laws, anti-trafficking laws, or any other laws applicable to the business of Client or Veranex; and (v) all license and certification requirements for Services or business operations.

13.	REPRESENTATIONS AND WARRANTIES

13.1.	By Veranex. Veranex represents and warrants the following:

a)	Veranex has not been debarred under Article 306 of the FDCA, 21 U.S.C. §335a(a) or (b). In the event that Veranex becomes debarred, Veranex agrees to notify Client immediately, and Client shall have the right to immediately terminate this Agreement;

b)	To Veranex’s knowledge it has not and shall not use or employ in any capacity related to the Services any individual, corporation, partnership, or association which has been debarred under Article 306 of the FDCA, 21 U.S.C. §335a(a) or (b);

c)	Veranex shall use commercially reasonable efforts to perform the Services in compliance with the terms of this Agreement and applicable law, rules, and regulations, including, to the extent applicable to the Services hereunder: (ii) the U.S. Federal Food, Drug and Cosmetic Act (“FDCA”); (iii) regulations and guidelines of the U.S. Food and Drug Administration (“FDA”); and (iv) GCP; and

d)	Veranex is not a party to any agreement or understanding that would prohibit it from entering into this Agreement and performing the Services hereunder.

13.2.	By Client. Client represents and warrants the following:

a)	Client will be responsible for (i) the accuracy (to its knowledge), content, validation and testing and acceptance of all Work Product ; (ii) backing up the data on Client’s system(s) and providing adequate security for the same; and (iii) securing patent protection for the Work Product (if any);

b)	Client has obtained all necessary licenses and permissions for Veranex’s provision of Services including for Veranex to access and use Client’s system, the data on it, and all software and hardware components included in it for purposes of providing the Services and Work Product;

c)	All materials provided to Veranex will not infringe on the intellectual property rights of any third parties nor will they contain any public software or computer virus; and

d)	Client shall, at all times during the Term, comply with all applicable laws, rules and regulations.

14.	MISCELLANEOUS

14.1.	Independent Contractor. The relationship of the Parties shall be that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture, or employment relationship. Neither Party is the legal representative or agent of, nor has the power or right to obligate, direct or supervise the daily affairs of the other Party, and neither Party shall act, represent, or hold itself out as such.

14.2.	Force Majeure. Neither Party shall be deemed to be in default of this Agreement if prevented from performing any obligation (other than a financial obligation) hereunder for any reason beyond its control, including but not limited to, Acts of God, war, civil commotion, pandemic, fire, flood or casualty, labor difficulties, shortages of or inability to obtain labor, materials or equipment, governmental regulations or restrictions, or unusually severe weather. In any such case, the Party unable to perform its obligations shall notify the other Party, and the Parties shall negotiate in good faith with the goal of preserving this Agreement and the respective rights and obligations of the Parties hereunder, to the extent reasonably practicable. If Veranex is prevented from performing pursuant to this Section 14.2 for longer than sixty (60) days, subject to Section 4.1, Client shall have the right to terminate this Agreement by written notice, in which event Veranex will promptly repay to Client the Termination Repayment and Client shall have no further financial obligation hereunder except those obligations detailed in Section 4.1.

14.3.	Entire Agreement. This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter and constitutes (along with any exhibits, addenda, appendices, schedules, and other documents to be delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to the subject matter of this Agreement.

14.4.	Modification. This Agreement and any other Exhibit, Addenda or Appendix may only be amended, supplemented, or otherwise modified by a writing executed by each of the Parties hereto.

14.5.	Assignment. No Party may assign any of its rights or delegate any of its obligations under this Agreement without the prior consent of the other parties, except that either Party may assign any of its rights and delegate any of its obligations under this Agreement to any Affiliate of such Party, to the purchaser of all or a substantial part of the equity securities or assets of such Party, or may collaterally assign its rights under this Agreement to any financial institution providing financing to it or its Affiliates. Any purported assignment of rights or delegation of obligations in violation of this Section will be void.

14.6.	No Third-Party Rights. No person other than the Parties will have any legal or equitable right, remedy, or claim under or with respect to this Agreement.

14.7.	Governing Law. All matters relating to or arising out of this Agreement and the rights of the Parties will be governed by and construed and interpreted under the laws of the State of Delaware without regard to conflicts of laws principles that would require the application of any other law.

14.8.	No Waiver. Any waiver is valid only to the extent expressly set forth in writing. Neither any failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

14.9.	Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

14.10.	Counterparts and Electronic Signatures. This Agreement and other documents to be delivered pursuant to this Agreement may be executed in one or more counterparts, manually, and/or digitally, each of which will be deemed to be an original copy and all of which, when taken together, will be deemed to constitute one and the same agreement or document. Electronic transmission will constitute effective delivery of this Agreement or such other document for all purposes.

14.11.	Survival. Notwithstanding termination of this Agreement, the following provisions of this Agreement will survive: Payment (Section 2.2), Termination (Section 4), Ownership (Section 5), Confidentiality (Section 6), Indemnification (Section 7); Limitation on Liability (Section 8), Audits (Section 11) and Miscellaneous (Section 14).

14.12.	Non-Solicitation. To the extent not prohibited by law, during the Term and for a period of one (1) year thereafter, neither Party shall, without the other Party’s prior written consent, directly or indirectly solicit any officer, employee or subcontractor for employment, offer employment to, employ, or engage as a consultant or advisor to the other Party, nor any Affiliate of the other Party. Notwithstanding the foregoing, nothing precludes a Party from hiring or considering and accepting an application from any individual who contacts such Party on his or her own initiative in response to general solicitations for employment, including advertisements, search firms, public notices, internal or external websites or job search engines.

14.13.	Notices. All notices, requests, consents, claims, demands, waivers, and other communications under this Agreement must be in writing and addressed as follows:

To Client:	To Veranex:
NanoVibronix Inc. 969 Pruitt Avenue Tyler, Texas 77569 Attn: Brian Murphy	Veranex, Inc. 5420 Wade Park Blvd, Suite 204 Raleigh, NC 27607 Attn: Chief Administrative Officer

Except as otherwise specifically provided herein, all notices hereunder will be in writing and will be sent by personal delivery, registered or certified mail or overnight courier (prepaid), to the addresses first set forth above or such other address or addresses as may be designated by either Party. Such notices will be deemed given (i) on the date delivered in person, (ii) on the date indicated on the return receipt if mailed postage prepaid, by certified or registered U.S. Mail, with return receipt requested, or (iii) if sent by Federal Express or other nationally recognized overnight courier service or overnight express U.S. Mail, with service charges or postage prepaid, then on the next business day after delivery to the courier service or U.S. Mail (in time for and specifying next day delivery), except that notice of change of address is effective only from the date of its receipt.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed. Each Party warrants and represents that its respective signatories whose signatures appear below have been and are on the date of signature duly authorized to execute this Agreement.

NANOVIBRONIX INC.		VERANEX, INC.

By:	/s/ Brian Murphy	By:	/s/ David Dockhorn
Name:	Brian Murphy	Name:	David Dockhorn
Title:	CEO	Title:	Chief Operating Officer
Date:	3/22/2024	Date:	3/22/2024

Appendix A: Project Specifications

Appendix B: Project Timeline

Appendix C: Budget and Expenses

Appendix D: Payment Schedule

Fee Summary:

Fee

Total	$1,081,194

All invoices will be sent to the attention of both Stephen Brown and Itai Levinson at the following email addresses:

steve@nanovibronix.com

and

ilevinson@nanovibronix.com

Veranex will issue monthly invoices for work in progress that has already been performed to aid Client in tracking ongoing costs. Each invoice will break out amounts for billable time already incurred and amounts for other costs already paid by Veranex including non-hourly service fees and pass-through expenses. All pass-through expenses will be invoiced as incurred with no additional markup applied.

To begin work, Client shall issue a purchase order in the not-to-exceed amount of $1,081,194. U